Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-39096 on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-110241 and 333-110234 on Form S-3, Post-Effective Amendment No. 1 and Post Effective Amendment No. 4 to Registration Statement No. 333-109902 on Form S-3, Registration Statement Nos. 333-39526, 333-56557, 333-73003 and 333-70514 on Form S-8, Amendment No. 1 to Registration Statement No. 333-114981 on Form S-4 and Post-Effective Amendment No. 1 to Registration Statement No. 333-35005 on Form S-8 of our reports dated March 15, 2006 (August 9, 2006 as to the effects of the subsequent events described in Notes 25 and 26), relating to the consolidated financial statements and financial statement schedule of Primus Telecommunications Group, Incorporated and subsidiaries (the Company) (which report expresses an unqualified opinion and includes a matter of emphasis paragraph relating to the Company’s ability to continue as a going concern), and March 15, 2006, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Current Report on Form 8-K, of Primus Telecommunications Group, Incorporated and subsidiaries.

DELOITTE & TOUCHE LLP

McLean, Virginia

August 9, 2006